UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2020
ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2635 East Millbrook Road
Raleigh, North Carolina 27604
(Address of principal executive offices) (Zip code)

(540) 362-4911
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AAP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Indenture
On April 16, 2020, Advance Auto Parts, Inc. (the “Company”) and the guarantors named therein (the “Guarantors”) entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, a national bank association, as trustee, pursuant to which the Company issued its 3.900% Notes due 2030 (the “Notes”). See the discussion below under Item 2.03 for a description of the material terms and conditions of the Indenture, which information is hereby incorporated by reference herein.
Registration Rights Agreement
On April 16, 2020, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with BofA Securities, Inc., SunTrust Robinson Humphrey, Inc. and J.P. Morgan Securities LLC pursuant to which the Company and the Guarantors agreed to use commercially reasonable efforts to:

•
file, no later than 180 days after the issue date of the Notes, a registration statement with respect to a registered offer to exchange the Notes for new exchange notes, which will have terms substantially identical in all material respects to the Notes (except that the new exchange notes will not contain terms with respect to transfer restrictions and additional interest); and

•	cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) within 255 days after the issue date of the Notes.
Promptly after the exchange registration statement has been declared effective, the Company will commence its registered exchange offer.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the entire text of such agreement, a copy of which is filed hereto as Exhibit 4.2 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior basis, by each of the Company’s current and future domestic subsidiaries that from time to time guarantees the Company’s $1.0 billion unsecured revolving credit facility or certain other debt of the Company or a Guarantor.
The Notes bear interest at a rate of 3.900% per year. Interest on the notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2020. The Company will pay interest to those persons who were holders of record on the April 1 or October 1 immediately preceding each interest payment date.
Prior to the January 15, 2030 (the “Par Call Date”), the Notes will be redeemable in whole or in part at any time and from time to time, at the Company's option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would have been made if such Notes matured on the Par Call Date discounted to the date of redemption on a semi-

annual basis at the then-current treasury rate, plus 50 basis points, plus accrued interest thereon to but excluding the redemption date.
In addition, on or after the Par Call Date, the Notes will be redeemable in whole or in part at any time and from time to time, at the Company's option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
Upon the occurrence of a change of control triggering event, each holder of Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes pursuant to a change of control offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.
The terms of the Indenture will, among other things, limit the ability of the Company and its subsidiaries to (i) create or incur debt secured by liens on their property or assets and (ii) enter into certain sale and leaseback transactions, and will limit the ability of the Company and the Guarantors to merge, sell, transfer, lease or convey all or substantially all of their property. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.
The Notes may be declared immediately due and payable by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding if any of the events set forth below occurs and is continuing, subject to certain qualifications and applicable grace periods as set forth in the Indenture:

•	The Company fails to pay the principal amount or redemption price on a Note when such amount becomes due and payable.

•	The Company fails to pay interest on any Note within 30 days of when such amount becomes due and payable.

•
The Company fails to comply with any covenants or agreements in the Indenture or the Notes and such default continues for a period of 60 days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the Notes then outstanding.

•
A default under other debt borrowed by the Company or any of its subsidiaries that results in an acceleration of the maturity of such debt, in an aggregate amount greater than $25.0 million at any time that any of the Company's previously issued notes are outstanding, or $75.0 million at any time that no such notes remain outstanding.

•	Certain events of bankruptcy or insolvency occur, which affect the Company, a Guarantor or a significant subsidiary.

•	A guarantee of the Notes is held in a judicial proceeding to be unenforceable or invalid, or a Guarantor denies or disaffirms its guarantee obligations.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the entire text of such agreement, a copy of which is filed hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 8.01	Other Events.
On April 13, 2020, the Company issued a press release announcing the pricing of the private offering of the Notes, as described above under Item 1.01 and Item 2.03. A copy of this press release is furnished as Exhibit 99.1 to this report and is hereby incorporated by reference in this Item 8.01.

On April 16, 2020, the Company issued a press release announcing the closing of the private offering of the Notes, as described above under Item 1.01 and Item 2.03. A copy of this press release is furnished as Exhibit 99.2 to this report and is hereby incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of April 16, 2020 by and among Advance Auto Parts, Inc., each of the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.
4.2
Registration Rights Agreement, dated as of April 16, 2020, by and among Advance Auto Parts, Inc., each of the guarantors party thereto, BofA Securities, Inc., SunTrust Robinson Humphrey, Inc. and J.P. Morgan Securities LLC.

99.1	Press Release, dated April 13, 2020, issued by Advance Auto Parts, Inc. announcing pricing of private offering of senior notes due 2030.
99.2	Press Release, dated April 16, 2020, issued by Advance Auto Parts, Inc. announcing closing of private offering of senior notes due 2030.
101.INS	XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104.1	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.

Date: April 16, 2020	/s/ Jeffrey W. Shepherd
Jeffrey W. Shepherd
Executive Vice President, Chief Financial Officer